TO:    The Securities and Exchange Commission
        Washington, D.C. 20549

RE:    Maximum Dynamics, Inc.



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to the Registration Statement of Maximum Dynamics, Inc. on Form SB-2 of our report dated January 21, 2002 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Cordovano and Harvey, P.C.
------------------------------
Cordovano and Harvey, P.C.
Denver, Colorado
April 10, 2002